SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2004

(Date of earliest event reported)

GENELABS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

California	0-19222	94-3010150

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 369-9500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

On April 21, 2004, Genelabs Technologies, Inc., a California corporation (“Registrant”), announced the completion of the sale of its diagnostics business to MP Biomedicals, LLC, pursuant to which Genelabs sold all of the outstanding common and preferred stock of Genelabs Asia Pte. Ltd., which is the parent company of Genelabs Diagnostics Pte. Ltd. for an aggregate purchase price of $3 million USD. A copy of the press release announcing the sale is attached as Exhibit 99.1 hereto and is incorporated by reference.

ITEM 7. EXHIBITS

99.1	Press Release of Registrant, dated April 21, 2004, entitled "Genelabs Technologies Completes Sale of Diagnostics Business."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GENELABS TECHNOLOGIES, INC.

By:	/s/ Heather Criss Keller

Name:	Heather Criss Keller
Title:	Vice President and General Counsel

Date: April 22, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Registrant, dated April 21, 2004, entitled “Genelabs TechnologiesCompletes Sale of Diagnostics Business.”

EXHIBIT 99.1 – PRESS RELEASE

EXHIBIT 99.1

GENELABS TECHNOLOGIES COMPLETES SALE OF DIAGNOSTICS BUSINESS

REDWOOD CITY, Calif. – April 21, 2004 – Genelabs Technologies, Inc. (Nasdaq:GNLB) today announced that it has completed the sale of its diagnostics business to MP Biomedicals, LLC. In the transaction, Genelabs sold all of the outstanding common and preferred stock of Genelabs Asia Pte. Ltd. (GLA) to MP Biomedicals. Prior to the sale, GLA, the parent company of Genelabs Diagnostics Pte. Ltd. (GLD), was a wholly-owned subsidiary of Genelabs Technologies. GLD is a Singapore-based company that develops, manufactures, and markets diagnostics products primarily in Europe and Asia.

“The divestment of our diagnostics operations reinforces our intention to maintain a sharp focus on our core drug discovery and development operations,” stated James A.D. Smith, president and chief executive officer. “The sale also provides additional operating cash for these core operations, which include Prestara™, our investigational drug for lupus, and our efforts to discover new treatments for infection with the hepatitis C virus. At the same time, we have provided MP Biomedicals with a new business opportunity. I would like to thank the employees of GLD for their dedication over the years, and wish future success to the GLD staff and to the new owners.”

Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. We are concentrating our clinical development capabilities on Prestara™, an investigational drug for women with systemic lupus erythematosus and have received an approvable letter for our Prestara New Drug Application from the U.S. Food and Drug Administration. We are concentrating our drug discovery capabilities on novel antiviral compounds for treatment of hepatitis C virus infections.

NOTE: This press release contains forward-looking statements including statements regarding our focus on our core operations of drug discovery and development and the use of our operating cash for these operations. These forward-looking statements are based on Genelabs’ current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, the company’s capital requirements and history of operating losses; whether the results of the company’s clinical trials of Prestara™ and other supporting information will be sufficient to support the approval of Prestara™ by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; uncertainties and risks regarding market acceptance of Prestara™ as a treatment for SLE; uncertainties and risks regarding the company’s ability to consummate strategic or corporate partner transactions on favorable terms or at all; the early stage of Genelabs’ research programs and uncertainties associated with the preclinical development of compounds, including whether a compound will advance to preclinical testing, clinical trials, or ultimately become a product, and the uncertainty of the timing of any of these; and the validity, scope and enforceability of patents related to the company’s technologies. The active ingredient in Prestara™ is prasterone, the synthetic equivalent of the androgenic hormone dehydroepiandrosterone (DHEA). Products containing DHEA are currently being marketed by others as dietary supplements. The company has not submitted applications for regulatory review of Prestara™ outside the U.S. and Europe. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara™ for SLE. Please see the information appearing in the company’s filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the captions “Risk Factors,” “Business Risks” and “Forward-Looking Statements” for more discussion regarding these uncertainties and risks and others associated with the company’s research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.